Exhibit 99.1

“The Good Food Company”

H. J. Heinz Announces Redemption of all 5,787 Outstanding Shares of Third Cumulative Preferred Stock, $1.70 First Series

PITTSBURGH – March 6, 2013 – H. J. Heinz Company (NYSE: HNZ) (“Heinz”) today announced that it will be redeeming all 5,787 outstanding shares (as of February 27, 2013) of its Third Cumulative Preferred Stock, $1.70 First Series, in connection with the previously announced acquisition of Heinz by an investment consortium comprised of Berkshire Hathaway and 3G Capital.

Pursuant to its articles of incorporation, Heinz is notifying the remaining holders of its Third Cumulative Preferred Stock, $1.70 First Series, that it will be redeeming any outstanding shares of Third Cumulative Preferred Stock, $1.70 First Series, that are not converted into Heinz common stock at or before 5:00 pm eastern time on April 8, 2013.  Outstanding preferred shares that are not converted by that time will be redeemed at a price of $28.50 per share plus accrued and unpaid dividends of $0.53 per share, for an aggregate redemption price of $29.03 per share.

Under the terms of its articles of incorporation, Heinz has deposited in trust for the account of holders of its Third Cumulative Preferred Stock, $1.70 First Series, the moneys necessary for the redemption and has published notice of the redemption.  Accordingly, effective as of the date of this announcement, the preferred shares are deemed to be no longer outstanding for any purpose and all rights with respect to such shares (including voting rights) have ceased and are terminated other than the right of the holders of Third Cumulative Preferred Stock, $1.70 First Series, to receive the redemption price for their preferred shares or to convert their preferred shares into Heinz common stock on or prior to the redemption date.

Opportunity to Convert Third Cumulative Preferred Stock, $1.70 First Series, Expires April 8, 2013

Given the financial benefits of conversion, Heinz anticipates that a significant percentage of the remaining holders of Third Cumulative Stock, $1.70 First Series, will elect to convert their preferred shares into Heinz common stock.  The Third Cumulative Preferred Stock, $1.70 First Series, is convertible into Heinz common stock at any time at or before 5:00 pm eastern time on April 8, 2013 (the redemption date) at a rate of 15 shares of Heinz common stock for each share of Third Cumulative Preferred Stock, $1.70 First Series.  Assuming that the market price of Heinz common stock on the date of conversion is $72.47 per share (the closing price of Heinz common stock on March 1, 2013), a holder that converts one share of Third Cumulative Preferred Stock, $1.70 First Series, would receive Heinz common stock with a market value of $1,087.05 rather than the redemption price of $29.03, although there can be no assurance of the market price of Heinz common stock in the future.

The notice of redemption is being mailed to record holders of Third Cumulative Preferred Stock, $1.70 First Series.  Wells Fargo Bank, N.A. is acting as the redemption and paying agent.  Questions about the Notice of Redemption and related materials should be directed to Wells Fargo at 1-800-253-3399.

About Heinz
H. J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrées, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

Cautionary Statement Regarding Forward-Looking Statements
This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with an entity formed by Berkshire Hathaway and 3G Capital,
•	the failure to receive, on a timely basis or otherwise, the required approvals by Heinz's shareholders and government or regulatory agencies with regard to the merger agreement,
•	the risk that a closing condition to the merger agreement may not be satisfied,
•	the failure of the buyer to obtain the necessary financing in connection with the merger agreement,
•	the ability of Heinz to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the consummation of the proposed merger agreement,
•	sales, volume, earnings, or cash flow growth,
•	general economic, political, and industry conditions, including those that could impact consumer spending,
•	competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs,
•	competition from lower-priced private label brands,

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increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability,

•	the ability to identify and anticipate and respond through innovation to consumer trends,
•	the need for product recalls,
•	the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers,
•	currency valuations and devaluations and interest rate fluctuations,
•	changes in credit ratings, leverage, and economic conditions and the impact of these factors on our cost of borrowing and access to capital markets,
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our ability to effectuate our strategy, including our continued evaluation of potential opportunities, such as strategic acquisitions, joint ventures, divestitures, and other initiatives, our ability to identify, finance, and complete these transactions and other initiatives, and our ability to realize anticipated benefits from them,

•	the ability to successfully complete cost reduction programs and increase productivity,
•	the ability to effectively integrate acquired businesses,
•	new products, packaging innovations, and product mix,
•	the effectiveness of advertising, marketing, and promotional programs,
•	supply chain efficiency,
•	cash flow initiatives,
•	risks inherent in litigation, including tax litigation,
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the ability to further penetrate and grow and the risk of doing business in international markets, particularly our emerging markets; economic or political instability in those markets, strikes, nationalization, and the performance of business in hyperinflationary environments, in each case such as Venezuela; and the uncertain global macroeconomic environment and sovereign debt issues, particularly in Europe,

•	changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws,
•	the success of tax planning strategies,
•	the possibility of increased pension expense and contributions and other people-related costs,
•	the potential adverse impact of natural disasters, such as flooding and crop failures, and the potential impact of climate change,
•	the ability to implement new information systems, potential disruptions due to failures in information technology systems, and risks associated with social media,
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with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and

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other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in Heinz’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are based on management’s then current views and assumptions regarding future events and speak only as of their dates. Heinz undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

MEDIA CONTACTS

H.J. Heinz Company
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com